SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this "Agreement"), effective as of January 11, 2013, (the "Effective Date"), is entered into by and between Trilliant Exploration Corporation, a Nevada Corporation ("TTXP"), and Copper Island Mines Ltd., a British Columbia Corporation ("COPPER").

WHEREAS, TTXP (the "TTXP shares") is a publicly traded company whose stock currently trades on the OTCQB under the ticker TTXP

WHEREAS, COPPER is a privately held British Columbia Corporation,

WHEREAS, subject to approval by the respective Board of Directors, TTXP desires to acquire one hundred and twenty-five (125) COPPER Shares representing twenty percent (20%) of the total issued and outstanding Class C Common Shares of COPPER, in exchange for Thirty Million (30,000,000) Common Shares shares of TTXP with a par value of $0.001 representing approximately 14% of the total issued and outstanding shares of TTXP to common stock; Upon the closing date of January 15, 2013, Trilliant Exploration is valuing the twenty percent stake into Copper Island Mines at approximately six Million Dollars giving the valuation of Copper Island Mines a total valuation of Thirty Million Dollars, ($30,000,000).

WHEREAS TTXP desires to acquire COPPER solely in exchange for the twenty percent (20%) stake of the issued and outstanding Class C Common Shares of COPPER resulting in those shares becoming part of a working subsidiary of TTXP in a tax-free exchange in a new subsidiary called Trilliant Copper Island Ltd.; and

WHEREAS TTXP will create a new subsidiary company called Trilliant Copper Island Ltd. and place its twenty percent stake into this new corporation

WHEREAS, the parties to this Agreement have agreed to the Share Exchange subject to the terms and conditions set forth below.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

ARTICLE I
DEFINITIONS

Section 1.01. The following terms shall have the following respective meanings:

(a) "Closing" shall mean the release of the TTXP Shares to COPPER and the COPPER Shares to TTXP upon completion of the terms and conditions of this Agreement, which shall be held on January 15, 2013 (the "Closing Date");

(b) "COPPER" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

(c) "COPPER Shares" shall refer to the Class C Common Shares of the company as described in the Articles of Incorporation;

(d) "Effective Date" shall be January 11, 2013;

(e) "Escrow Agent" shall have the meaning ascribed thereto in Section 2.02(c) hereof;

(f) "Escrow Agreement" shall mean that certain Escrow Agreement to be entered into simultaneously with this Agreement by and among Copper Island Mines Ltd., TTXP and without consultants;

(g) the "Financial Statements" shall have the meaning ascribed thereto in Section 3.10 hereto;

(h) "Share Exchange" shall have the meaning ascribed thereto in the fourth paragraph of this Agreement;

(i) "TTXP" shall have the meaning ascribed thereto in the first paragraph of this Agreement; and

(j) "TTXP Shares" shall have the meaning ascribed thereto in the fourth paragraph of this Agreement.

ARTICLE II
EXCHANGE OF STOCK

Section 2.01. <u>Exchange.</u> Upon the terms and subject to the conditions of this Agreement, COPPER agrees to exchange 125 COPPER Shares for the TTXP Shares and TTXP agrees to issue to COPPER 30,000,000 TTXP Common Shares. The shares will be restricted for one year. The parties intend that the Share Exchange shall qualify as a tax free reorganization under Section 368 of the Internal Revenue Code. However, TTXP makes no representations or warranties regarding the qualification of the Share Exchange as "tax free". TTXP shall cooperate with COPPER in executing any reasonably necessary documents to qualify the Share Exchange as tax free. So far as such agreements do not or could not cause TTXP or its shareholders to incur any liability or further obligation.

Section 2.02. <u>Delivery of Stock; Escrow.</u> (a) Upon the execution hereof, COPPER shall deliver to the Escrow Agent all of the stock certificates representing the COPPER Shares, duly endorsed;

(b) Upon execution hereof, TTXP shall deliver to the Escrow Agent stock certificates representing the TTXP Shares in the name of COPPER, with the express understanding and agreement of all parties hereto that in the event that the Closing does not occur and the TTXP Shares are returned to TTXP by the Escrow Agent pursuant to the Escrow Agreement, then TTXP may present the TTXP Shares to its transfer agent for cancellation without any signed stock powers from COPPER. If the Closing does not occur the COPPER Shares shall be returned COPPER.

(c) The execution and delivery of this Agreement shall take place on January 15, 2013 or by counterpart signatures to be sent to such offices by facsimile transmission to 212-560-5194 for TTXP and 604 974 0038 for COPPER. All documents and instruments required to be delivered at the Closing shall be delivered into escrow to be held by ______________ (the "Escrow Agent"), pursuant to the Escrow Agreement, pending completion of the covenants and conditions to Closing as set forth in Articles V, VI and VII hereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF COPPER

Section 3.01. Organization, Standing and Authority; Foreign Qualification. (a) COPPER is a British Columbia corporation duly organized, validly existing and in good standing under the laws of British Columbia with all requisite power and authority to enter into, and perform the obligations under this Agreement. COPPER has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

(b) COPPER is duly qualified or otherwise authorized as a corporation to transact business and is in good standing in each jurisdiction set forth in Schedule 3.01 which are the only jurisdictions in which such qualification or authorization is required by law. No other jurisdiction has claimed, in writing or otherwise, that COPPER is required to qualify or otherwise be licensed therein. Except as set forth in Schedule 3.01, COPPER does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income there from.

Section 3.02. Capitalization. Schedule 3.02 sets forth the authorized capitalization of COPPER and the ownership of each outstanding share of Class C Common Stock. All of the outstanding shares of Common Stock of COPPER are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

Section 3.03. Certificate of Incorporation and By-Laws. COPPER have heretofore delivered to TTXP true, correct and complete copies of the Certificate or Articles of Incorporation or other documentation evidencing a British Columbia Corporation and By-laws or comparable instruments (certified by the corporate secretary thereof) of COPPER. The minute books of COPPER accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 3.04. Execution and Delivery. This Agreement has been duly executed and delivered by COPPER and constitutes a valid and binding agreement in accordance with its terms.

Section 3.05. Consents and Approvals. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof do not require COPPER to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 3.06. No Conflict. The execution, delivery and performance of each of this Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (a) violate any provisions of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of COPPER ; (b) violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, and Contract to which COPPER is a party to by or to which any of them or any of their respective assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding COPPER or upon the COPPER Shares or the properties or business of COPPER; (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to COPPER ; or (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit.

Section 3.07. Title to Stock. Upon delivery of the COPPER Shares to be made on the Closing Date as herein provided, TTXP shall acquire good and marketable title thereto, free and clear of any Lien.

Section 3.08. Options or Other Rights. (a) There is no outstanding right, subscription, warrant, call, preemptive right, option, contract or other agreement of any kind to COPPER any of the outstanding, unauthorized or treasury shares of the Class C Common Stock of COPPER; and (b) there is no outstanding security of any kind convertible into any security of COPPER , and, except as aforesaid or disclosed in the Articles of Incorporation, there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the COPPER Shares.

Section 3.09. Material Information. This Agreement, the Schedules hereto, and all other information provided in writing by COPPER to TTXP, or otherwise publicly available information, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. It is explicit that COPPER is an exploration stage company which relies on current and historical information generated by engineers and geologists in good standing during the relevant time. This information is believed to be correct but is not compliant under current National Instrument 43-101 standards. Therefore, such investment in COPPER is speculative. There are no facts or conditions, which have not been disclosed to TTXP in writing which, individually or in the

aggregate, could have a material adverse effect on COPPER or a material adverse effect on COPPER to perform any of its obligations pursuant to this Agreement.

Section 3.10. Financial Statements. The Shareholders have or will have prior to the Closing furnished to TTXP certain financial statements of as set forth in Section 5.11 hereof (the "Financial Statements"). The Financial Statements shall be true, correct and complete in all material respects and present the financial condition of COPPER and the results of its operations.

Section 3.11. Absence of Certain Changes. Since the date of the Financial Statements, there has been no event, change or development which could have a material adverse effect on COPPER

Section 3.12. Undisclosed Liabilities. Except as reflected or reserved against in the Financial Statements, as of and for the period reflected therein, COPPER was not on that date subject to, and since that date COPPER has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or un liquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement, which individually or in the aggregate exceeds $200,000.

Section 3.13. Operations of the Company. Except as contemplated by this Agreement, since the date of the Financial Statements, COPPER has not (a) amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business; (b) issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness; (c) incurred any indebtedness for borrowed money or incurred or assumed any other Liability in excess of $100,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $250,000 in the aggregate; (d) declared or paid any dividends or declared or made any other distributions of any kind to its stockholders; (e) made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles; (f) made any loan or advance to any of its stockholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business; (g) entered into any lease (as lessor or lessee) under which COPPER is obligated to make or would receive payments in any one year of $10,000 or more; sold, abandoned or made any other disposition of any of its assets or properties; granted or suffered any Lien on any of its assets or properties; entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Schedule 3.17; (h) made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity; (i) paid, directly or indirectly, any of its material Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business; (j) terminated or failed to renew, to renew, any contract that is or

was material to the assets, Liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise of COPPER; or (k) entered into any other contract or other transaction that materially increases the Liabilities of COPPER .

Section 3.14 Compliance with Laws. COPPER is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, provincial, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on COPPER, neither COPPER or any Shareholder has received written notice that any violation is being alleged.

Section 3.15. Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving COPPER, or against or involving any of the COPPER Shares. There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of any of the Shareholders threatened against or involving COPPER.

Section 3.16. Contracts. (a) Schedule 3.16 sets forth all of the contracts hereinafter in this Section 3.16 referred to, to which COPPER is a party or by or to which COPPER or its assets or properties are bound or subject:

(i) Contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $100,000 or more per annum, or providing for the payment of fees or other consideration in excess of $250,000 in the aggregate to any officer or director of COPPER, or to any other entity in which COPPER or Seller has an interest;

(ii) Contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or predetermination clause or that can be cancelled without liability, premium or penalty only on ninety days' or more notice;

(iii) Contract for the sale of any of its assets or properties or for the grant to any Person of any preferential rights to purchase any of its or their assets or properties;

(iv) Contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $10,000 in any one case (or in the aggregate, in the case of any related series of Contracts);

(v) Contracts relating to the acquisition by COPPER of any operating business of, or the disposition of any operating business by, any other Person;

(vi) executor Contracts relating to the disposition or acquisition of any investment or of any interest in any Person;

(vii) Contracts under which it agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $10,000, or to share tax liability of any party;

(viii) Contracts containing covenants of COPPER not to compete in any line of business or with any person in any geographical area or covenants of any other

person not to compete with COPPER in any line of business or in any geographical area;

(ix) Contracts relating to the making of any loan by COPPER;

(x) Contracts relating to the borrowing of money by COPPER or the direct or indirect guaranty by COPPER of any obligation for, or an agreement by COPPER to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation, (a) any Contract relating to the maintenance of balances, (b) any Contract with respect to lines of credit, (c) any Contract to advance or supply funds to any other Person other than in the ordinary course of business, (d) any Contract to pay for property, products or services of any other Person even if such property, products or services are not conveyed, delivered or rendered, (e) any keep-well, make-whole or maintenance of working capital or earnings or similar Contract, or (f) any guaranty with respect to any lease or other similar periodic payments to be made by any other Person;

(xi) Contracts for or relating to computers, computer equipment, computer software or computer services; and

(xii) any other material Contract whether or not made in the ordinary course of business.

(b) There have been delivered or made available to TTXP true, correct and complete copies of each of the contracts set forth in Schedule 3.17 or in any other Schedule. Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and neither COPPER nor any of COPPER 's other affiliates, as the case may be, is in default in any respect under any of them.

Section 3.17. Liens. COPPER has marketable title to all of its assets and properties free and clear of any lien.

Section 3.18. Officers, Directors and Key Employees. COPPER does not have any contract or agreement with any of its officers, directors, employees or consultants whose annual salary equals or exceeds $100,000 or who received or has accrued in respect of such period a bonus equal to or in excess of $250,000; and COPPER does not have any commitments or contracts to increase the wages or to modify the condition or terms of employment or consultancy of any of the employees or consultants of COPPER.

Section 3.19. Brokerage. No brokerage fees are to be paid in relation to this transaction

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF TTXP

TTXP represents and warrants to COPPER as follows:

Section 4.01. Organization, Standing and Authority of TTXP TTXP is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it

and to otherwise conduct its business. All corporate proceedings required by law or by the provisions of this Agreement to be taken by TTXP on or before the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will be duly and validly taken.

Section 4.02. Execution and Delivery. This Agreement has been duly authorized, executed and delivered by TTXP and constitutes the valid and binding agreement of TTXP enforceable against TTXP in accordance with its terms.

Section 4.03. Consents and Approvals. The execution, delivery and performance by TTXP of this Agreement and the consummation by TTXP of the transactions contemplated hereby do not require TTXP to obtain any consent, approval or action of, or make any filing with or give any notice to, any person.

Section 4.04. No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof will not (a) violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of TTXP; (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which TTXP is a party or by or to which its assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon TTXP or upon the securities, assets or business of TTXP; or (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to TTXP or to the securities, properties or business of TTXP.

Section 4.05. Capitalization. Schedule 4.05 sets forth the authorized capitalization of TTXP which is the only class of the Company's capital stock outstanding, as of the date of this Agreement. There are no outstanding options or warrants of TTXP, save for those disclosed in Schedule 4.05.

Section 4.06. Brokerage. No broker or finder has acted, directly or indirectly, for TTXP nor has TTXP incurred any obligation to pay any brokerage, finder's fee or other commission in connection with the transactions contemplated by this Agreement.

Section 4.07. Certificate of Incorporation and By-Laws. TTXP has heretofore delivered true, correct and complete copies of the Certificate or Articles of Incorporation and By-laws or comparable instruments of TTXP.

Section 4.08 No Bankruptcy. Neither TTXP nor its assets are the subject of any proceeding involving either a voluntary or an involuntary bankruptcy, insolvency or receivership.

Section 4.09 Absence of Certain Changes. Since July 1, 2012, there has not been any material adverse change in the financial condition, assets or liabilities of TTXP, and TTXP has not:

(a) Engaged in any material transaction outside the ordinary course of business;

(b) Made any capital expenditures other than in the ordinary course of business;

(c) Paid, loaned or advanced (other than the payment of salaries or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any properties or assets to or entered into any other transactions with any of its officers or directors, any of its affiliates, or any officer or director of its affiliates, as may be necessary to comply with Section 7.06 of this Agreement.

(d) Made any material change in any method of accounting or accounting practice;

(e) Incurred any material indebtedness or leasehold expense in excess of $5,000;

(f) Entered into any material guaranties or otherwise incurred or suffered to exist any material contingent liabilities;

(g) Paid or declared any dividend or other distribution in respect of its capital stock, or set aside any sums for the payment of any such dividend or other distribution;

(h) Agreed, whether in writing or otherwise, to do any of the foregoing; or

(i) Suffered any labor trouble or any controversies with any of its employees.

Section 4.11 Contracts and Commitments. All agreements which materially affect TTXP to which TTXP is a party or by which TTXP or any of its property is bound which exist as of the date of execution of this Agreement have been reviewed by the parties and TTXP is not in default with respect to any material term or condition of any such Contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default hereunder.

Section 4.12 Compliance with Laws. To its knowledge, TTXP is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on TTXP and TTXP has not received written notice that any violation is being alleged.

Section 4.14 Stop Trade Orders. To TTXP's knowledge, there are no pending, and there have never been any, stop trade orders issued against TTXP or any of its directors or officers or those of any affiliates of TTXP by any securities regulatory authority in the United States.

Section 4.15 Regulatory Investigations. To TTXP's knowledge, there are no investigations or inquiries pending against TTXP or its directors or officers by any stock exchange, securities regulatory authority, taxing authority or any other governmental department or agency.

Section 4.16 Corporate Records. All of the minute books and corporate and financial records of TTXP are, or prior to the Closing will be made available for review. In the event of the absence of a complete minute book, representation and warranty by the board of directors shall take precedence over the minute book and shall be incorporated to the minute book.

Section 4.17. Material Information. This Agreement, the Schedules hereto and all other information provided in writing by TTXP or its representatives thereof to the shareholders, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.

ARTICLE V
COVENANTS AND AGREEMENTS

COPPER and TTXP covenant and agree as follows:

Section 5.01. Conduct of Business in the Ordinary Course. From the date hereof through the Closing Date, COPPER shall conduct its business substantially in the manner in which it is currently conducted and, without the prior written consent of TTXP which will not be unreasonably withheld, not to undertake any of the actions specified in Section 3.11 nor enter into any Contract described in Section 3.17.

Section 5.02. Preservation of Permits and Services. From the date hereof through the Closing Date, COPPER shall use its best efforts and TTXP shall use its best efforts to preserve any permits in full force and effect and to keep available the services of their respective present officers, employees, consultants and agents and preserve their goodwill.

Section 5.03. Litigation.
(a) From the date hereof through the Closing Date, Copper shall notify TTXP promptly of any actions or proceedings of the type described in Section 3.15 that from the date hereof are threatened or commenced against COPPER or against any officer, director, employee, properties or assets of COPPER with respect to its affairs, or against any of the COPPER Shares and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

(b) From the date hereof through the Closing Date, TTXP shall notify COPPER promptly of any actions, suits or claims or legal, regulatory, administrative or arbitration proceedings that from the date hereof are threatened or commenced against TTXP or against any officer, director, employee, properties or assets of TTXP with respect to its affairs and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 5.04. Conduct of COPPER and TTXP Pending the Closing. From the date hereof through the Closing Date, (a) COPPER shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article III shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, (b) TTXP shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, (c) COPPER shall promptly notify TTXP of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by COPPER, and (d) TTXP shall promptly notify COPPER of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by TTXP

Section 5.05. Corporate Examinations and Investigations. Prior to the Closing Date, TTXP shall be entitled, through its employees and representatives, to make such investigation of the assets, Liabilities, properties, business and operations of COPPER, and such examination of the books, records, tax returns, results of operations and financial condition of COPPER, as TTXP wishes. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and COPPER and the employees and representatives of COPPER, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such review and examination.

Section 5.06. Acquisition Proposals. From the date hereof through the Closing Date, neither COPPER, nor any of the officers, directors, affiliates, employees, representatives or agents of COPPER, shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any Contract with any person, entity or group (other than TTXP) concerning any acquisition of a substantial equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of assets of COPPER or any disposition of any of the COPPER Shares (other than pursuant to the transactions contemplated by this Agreement) (each, an "Acquisition Proposal"), or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing. COPPER shall promptly communicate to TTXP and TTXP shall promptly communicate to COPPER the terms of any Acquisition Proposal which either may receive.

Section 5.07. Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

Section 5.08. Delivery of Financial Statements. (a) On or before the Closing Date, COPPER shall provide the following financial statements to TTXP, which shall collectively be referred to as the "Financial Statements":

(i) Record of investment, acquisition and exploration expenses inclusive of exploration expenditures as filed with British Columbia's Ministry of Energy, Mines and Responsible for Housing at March 15, 2012.

Section 5.09 Public Announcements. Except as required by any applicable law, rule or regulation, prior to the Closing COPPER shall not issue nor permit to be issued any press release or otherwise make or permit to be made any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of TTXP

ARTICLE VI
CONDITIONS PRECEDENT TO THE OBLIGATION OF TTXP TO CLOSE

The obligation of TTXP to enter into and complete the Closing is subject, at TTXP's option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing date of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 6.01. Representations and Covenants. The representations and warranties of COPPER contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are give as of a particular date and relate solely to a particular date or period shall be true as of such date or period. COPPER shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date. COPPER shall have delivered to TTXP a certificate dated the Closing Date, and signed by a director to the foregoing effect.

Section 6.02. Governmental Permits and Approvals. All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by COPPER to continue to be carried on by COPPER substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect and without conditions or limitations reasonably unacceptable to TTXP, and COPPER shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations, consents, permits and licenses. There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 6.03. Third Party Consents. All consents, permits and approvals from parties to contracts with COPPER that may be required in connections with the performance by COPPER of their obligations under this Agreement or the continuance of such contracts with TTXP in full force and effect after the Closing shall have been obtained.

Section 6.04. Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on COPPER.

Section 6.05 No Change in Capitalization. On the Closing Date, the capitalization of COPPER shall be as represented in Section 3.02.

Section 6.06. Reimbursement of Expenses. Not applicable.

Section 6.07. Board and Shareholder Approval. Prior to the Closing, COPPER will obtain from its Board of Directors and its shareholders approval of this Agreement and the transactions contemplated hereby.

Section 6.08. Cancellation Fee. No cancellation fee applicable.

ARTICLE VII
CONDITIONS PRECEDENT TO THE OBLIGATION OF COPPER TO CLOSE

The obligation of COPPER to enter into and complete the Closing is subject, at COPPER's option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 7.01. Representations and Covenants. The representations and warranties of TTXP contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are give as of a particular date and relate solely to a particular date or period shall be true as of such date or period. TTXP shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date. TTXP shall have delivered to COPPER a certificate dated the Closing Date, and signed by an appropriate officer of TTXP to the foregoing effect.

Section 7.02. No Change in Capitalization. On the Closing Date, the capitalization of TTXP shall be as represented in Section 4.05, plus the issuances as contemplated in Section 5.10 hereof.

Section 7.03. Filing of Periodic Reports. TTXP is an SEC-reporting company.

Section 7.04. Quotation on OTC. Trilliant Exploration is trading on the OTC under the ticker symbol TTXP.

Section 7.05. Financial Liabilities at Closing. As of the Closing Date, TTXP shall have approximately no assets and 2.6 Million dollars in liabilities.

Section 7.06. Board and Shareholder Approval. (a) Prior to the Closing, TTXP shall obtain the approval of its Board of Directors of this Agreement and the transactions contemplated hereby.

Section 7.07. Cancellation Fee. Not applicable.

Section 7.08 Indebtedness to and from Officers, Directors and Stockholders. TTXP is not indebted to any officer, director, or stockholder of TTXP in any amount whatsoever other than for salaries or services rendered since the start of TTXP's current pay period and for reimbursable business expenses, nor is any such officer, director or stockholder indebted to TTXP except for advances made in the ordinary course of business to meet anticipated reimbursable business expenses to be incurred by such.

ARTICLE VIII
POST-CLOSING COVENANTS

The parties hereto hereby make the following covenants and promises to the other with the express understanding that such covenants and promises shall survive past the Closing Date.

Section 8.01. Transfer Agent. COPPER and TTXP shall cause TTXP to continue to use TTXP's current transfer agent, Island Stock Transfer for a period of two (2) years that commences on the Closing Date.

ARTICLE IX
MISCELLANEOUS

Section 9.1 Timing. Time is of the essence of this Agreement and each party hereto agrees and covenants to use their reasonably best efforts to complete the transactions contemplated hereby in a timely manner.

Section 9.2 Additional Documentation. The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

Section 9.3 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of all parties to this Agreement.

Section 9.4 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

Section 9.5 Expenses. Each party will pay its legal expenses incurred in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

Section 9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

"Copper Island Mines Ltd."

By:___________________________

Name: Jared Lazerson
Title: President, Director

Trilliant Exploration Corporation

By:___________________________

Name: William Lieberman
Title: President, Director